INDEPENDENT AUDITOR'S REPORT



To The Shareholders and
Board of Directors
Pheonix Management Fund (a series of Questar Funds, Inc.)

We have audited the accompanying statement of assets and liabilities of the Pheonix Management Fund, including the schedule of portfolio investments, as of November 30, 2000, and the related statement of operations, statement of changes in net assets and financial highlights for the period from December 27, 1999 (commencement of operations) to November 30, 2000 in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of investments and cash held as of November 30, 2000 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Pheonix Management Fund as of November 30, 2000, the results of its operations, the changes in its net assets, and the financial highlights for the period from December 27, 1999 (commencement of operations) to November 30, 2000 in the period then ended, in conformity with generally accepted accounting principles.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 19, 2000